Exhibit 99.1

PRESS RELEASE

Blackbaud Announces 2024 Fourth Quarter and Full Year Results
Charleston, S.C. (February 18, 2025) — Blackbaud (NASDAQ: BLKB), the leading provider of software for powering social impact, today announced financial results for its fourth quarter and full year ended December 31, 2024.
"2024 is a reflection of our successful work in solidifying Blackbaud’s attractive and improving financial model over the past five years where our revenue, cash flows and Rule of 40 metrics have all improved significantly," said Mike Gianoni, president, CEO and vice chairman of the board of directors, Blackbaud. "This success is the result of a proven operating plan, continuous product innovation, refinement of our go-to-market programs, a focus on efficiencies and effectiveness, and a steadfast dedication to not only powering social impact but centering it in all we do with both our customers and employees. Blackbaud’s multi-year trajectory will also be built on these tenets, and when combined with our future opportunities, we see a path to becoming a Rule of 45 company by 2030."
Fourth Quarter 2024 Results Compared to Fourth Quarter 2023 Results:
•GAAP total revenue was $302.2 million, up 2.4% and non-GAAP organic revenue increased 3.2%.
•GAAP recurring revenue was $296.2 million, up 3.1% and represented 98% of total revenue. Non-GAAP organic recurring revenue increased 3.1%.
•GAAP loss from operations was $367.1 million, inclusive of aggregate pre-tax EVERFI impairment and disposition charges of $405.4 million, with GAAP operating margin of (121.5)%, a decrease of 13,250 basis points.
•Non-GAAP income from operations was $82.7 million, with non-GAAP operating margin of 27.4%, a decrease of 100 basis points.
•GAAP net loss was $330.8 million, inclusive of aggregate pre-tax EVERFI impairment and disposition charges of $405.4 million, with GAAP diluted loss per share of $6.74, down $6.84 per share.
•Non-GAAP net income was $54.4 million, with non-GAAP diluted earnings per share of $1.08, down $0.06 per share.
•Non-GAAP adjusted EBITDA was $102.2 million, up $3.0 million, with non-GAAP adjusted EBITDA margin of 33.8%, an increase of 20 basis points.
•GAAP net cash provided by operating activities was $73.6 million, an increase of $76.9 million, with GAAP operating cash flow margin of 24.3%, an increase of 2,540 basis points.
•Non-GAAP free cash flow was $56.5 million, an increase of $75.1 million, with non-GAAP free cash flow margin of 18.7%, an increase of 2,500 basis points.
•Non-GAAP adjusted free cash flow was $57.3 million, an increase of $21.0 million, with non-GAAP adjusted free cash flow margin of 19.0%, an increase of 670 basis points.
"During 2024 we achieved several significant milestones, including the divestment of EVERFI and the finalization of nearly all of our outstanding security litigation efforts," said Tony Boor, executive vice president and CFO, Blackbaud. “By putting these items behind us, the company is 100% focused on providing our customers and prospects powerful solutions to allow them to spend more time on what matters to them: making a concrete difference through their vital social impact work and easing their administrative burdens.”

PRESS RELEASE
"To our existing and prospective shareholders, we remain committed to delivering an attractive financial investment balanced between top-line growth, profitability, and cash flow, all of which are supported by our proven operating plan. In 2024, we repurchased 10% of our outstanding stock and if you add back in net share settlement on employee stock compensation, the number moves to 11%. We plan to continue to be purposeful about buying back our stock in 2025, anticipating buying back 3% to 5% of our total outstanding shares as we look to deliver on Blackbaud’s compelling investment thesis.”
An explanation of all non-GAAP financial measures referenced in this press release, including the Rule of 40, is included below under the heading "Non-GAAP Financial Measures." A reconciliation of the company's non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.
Recent Company Highlights
•Blackbaud announced the sale of its EVERFI Inc. business to a private investment firm unaffiliated with Blackbaud.
•Blackbaud appointed Bradley Pyburn, former chief of staff of U.S. Cyber Command, to its board of directors.
•At its semi-annual Product Update Briefings in November, Blackbaud showcased recent innovation and future roadmap direction across its suite of solutions, diving further into the six waves of innovation the company announced at bbcon 2024.
•Blackbaud celebrated GivingTuesday, kicking off the global giving holiday at Nasdaq and also supporting customers through a Giving Glow-Up Giveaway contest for Blackbaud Donation Form users.
•For the fourth consecutive year, Blackbaud was named to Newsweek’s list of America’s Most Responsible Companies, which recognizes U.S.-based companies for their commitment to making a positive global impact.
•The company announced that its 2025 annual major gift will support the Center for Disaster Philanthropy (CDP), a nonprofit organization that helps individuals, foundations and corporations increase the effectiveness of their philanthropic response to disasters and humanitarian crises.
•Blackbaud marked five years of its Social Good Startup Program, which has now supported 77 startups with a 92% success rate, providing cutting edge social impact technology to the sector. The program welcomed its 10th cohort in January.
•Blackbaud announced an industry-leading partnership with True Impact® to bring predictive, outcome-based impact data into Blackbaud Impact Edge™, the company’s AI-powered social impact reporting and storytelling solution for YourCause® from Blackbaud® corporate customers.
•The company rolled out Blackbaud Donation Forms in Australia and New Zealand, with its Optimized Donation Forms now available for Raiser’s Edge NXT® users and its Standard and Optimized Donation Forms now available for Blackbaud CRM™ users in the region.
Visit www.blackbaud.com/newsroom for more information about Blackbaud’s recent highlights.
Full-Year 2024 Results Compared to Full-Year 2023 Results:
•GAAP total revenue was $1.2 billion, up 4.5% and non-GAAP organic revenue increased 5.2%.
•GAAP recurring revenue was $1.1 billion, up 5.4% and represented 98% of total revenue. Non-GAAP organic recurring revenue increased 5.4%.
•GAAP loss from operations was $270.5 million, inclusive of aggregate pre-tax EVERFI impairment and disposition charges of $405.4 million, with GAAP operating margin of (23.4)%, a decrease of 2,740 basis points.
•Non-GAAP income from operations was $320.1 million, with non-GAAP operating margin of 27.7%, an increase of 110 basis points.
•GAAP net loss was $283.2 million, inclusive of aggregate pre-tax EVERFI impairment and disposition charges of $405.4 million, with GAAP diluted loss per share of $5.60, down $5.63 per share.

PRESS RELEASE
•Non-GAAP net income was $210.7 million, with non-GAAP diluted earnings per share of $4.07, up $0.09 per share.
•Non-GAAP adjusted EBITDA was $388.9 million, up $32.4 million, with non-GAAP adjusted EBITDA margin of 33.7%, an increase of 150 basis points.
•GAAP net cash provided by operating activities was $296.0 million, an increase of $96.3 million, with GAAP operating cash flow margin of 25.6%, an increase of 750 basis points.
•Non-GAAP free cash flow was $228.8 million, an increase $93.3 million, with non-GAAP free cash flow margin of 19.8%, an increase of 750 basis points.
•Non-GAAP adjusted free cash flow was $244.7 million, an increase of $31.2 million, with non-GAAP adjusted free cash flow margin of 21.2%, an increase of 190 basis points.
Financial Outlook
Blackbaud today announced its 2025 full year financial guidance:
•GAAP revenue of $1.115 billion to $1.125 billion
◦Organic revenue growth at constant currency of 4.5% to 5.4%
•Non-GAAP adjusted EBITDA margin of 34.9% to 35.9%
•Non-GAAP earnings per share of $4.16 to $4.35
•Non-GAAP adjusted free cash flow of $185 million to $195 million
Included in its 2025 full year financial guidance are the following updated assumptions:
•Non-GAAP annualized effective tax rate is expected to be approximately 24.5%
•Interest expense for the year is expected to be approximately $65 million to $69 million
•Fully diluted shares for the year are expected to be approximately 48.5 million to 49.5 million
•Capital expenditures for the year are expected to be approximately $55 million to $65 million, including approximately $50 million to $60 million of capitalized software development costs
Blackbaud has not reconciled forward-looking full-year non-GAAP financial measures contained in this news release to their most directly comparable GAAP measures, as permitted by Item 10(e)(1)(i)(B) of Regulation S-K. Such reconciliations would require unreasonable efforts at this time to estimate and quantify with a reasonable degree of certainty various necessary GAAP components, including for example those related to compensation, acquisition transactions and integration, tax items or others that may arise during the year. These components and other factors could materially impact the amount of the future directly comparable GAAP measures, which may differ significantly from their non-GAAP counterparts.
In order to provide a meaningful basis for comparison, Blackbaud uses non-GAAP adjusted free cash flow in analyzing its operating performance. Non-GAAP adjusted free cash flow is defined as operating cash flow less capital expenditures, including costs required to be capitalized for software and content development, capital expenditures for property and equipment, plus cash outflows related to the previously disclosed Security Incident discovered in May 2020 (the "Security Incident"). Total costs related to the Security Incident exceeded the limit of our insurance coverage during the first quarter of 2022. For full year 2025, Blackbaud currently expects net cash outlays of $3 million to $4 million for ongoing legal fees related to the Security Incident. In line with the company's policy, all associated costs due to third-party service providers and consultants, including legal fees, are expensed as incurred. Please refer to the section below titled "Non-GAAP Financial Measures" for more information on Blackbaud's use of non-GAAP financial measures.

PRESS RELEASE
Stock Repurchase Program
As of December 31, 2024, Blackbaud had approximately $645 million remaining under its common stock repurchase program that was expanded, replenished and reauthorized in July 2024.
Conference Call Details
What:    Blackbaud's Fourth Quarter and Full Year 2024 Conference Call
When:    February 18, 2025
Time:     8:00 a.m. (Eastern Time)
Live Call:     1-877-407-3088 (US/Canada)
Webcast:    Blackbaud's Investor Relations Webpage
About Blackbaud
Blackbaud (NASDAQ: BLKB) is the leading software provider exclusively dedicated to powering social impact. Serving the nonprofit and education sectors, companies committed to social responsibility and individual change makers, Blackbaud's essential software is built to accelerate impact in fundraising, nonprofit financial management, digital giving, grantmaking, corporate social responsibility and education management. With millions of users and over $100 billion raised, granted or managed through Blackbaud platforms every year, Blackbaud's solutions are unleashing the potential of the people and organizations who change the world. Blackbaud has been named to Newsweek’s list of America’s Most Responsible Companies, Quartz’s list of Best Companies for Remote Workers and Forbes’ list of America’s Best Employers. A remote-first company, Blackbaud has operations in the United States, Australia, Canada, Costa Rica, India and the United Kingdom, supporting users in 100+ countries. Learn more at www.blackbaud.com, or follow us on X/Twitter, LinkedIn, Instagram, and Facebook.

Investor Contact
IR@blackbaud.com

Media Contact
media@blackbaud.com

PRESS RELEASE
Forward-Looking Statements
Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the predictability of our financial condition and results of operations. These statements involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: management of integration of acquired companies; uncertainty regarding increased business and renewals from existing customers; a shifting revenue mix that may impact gross margin; continued success in sales growth; cybersecurity and data protection risks and related liabilities; potential litigation involving us; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Blackbaud's investor relations department. Blackbaud assumes no obligation and does not intend to update these forward-looking statements, except as required by law.
Trademarks
All Blackbaud product names appearing herein are trademarks or registered trademarks of Blackbaud, Inc.
Non-GAAP Financial Measures
Blackbaud has provided in this release financial information that has not been prepared in accordance with GAAP. Blackbaud uses non-GAAP financial measures internally in analyzing its operational performance. Accordingly, Blackbaud believes these non-GAAP measures are useful to investors, as a supplement to GAAP measures, in evaluating its ongoing operational performance and trends and in comparing its financial results from period-to-period with other companies in Blackbaud's industry, many of which present similar non-GAAP financial measures to investors. However, these non-GAAP financial measures may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies.
The non-GAAP financial measures discussed above exclude the impact of certain transactions that Blackbaud believes are not directly related to its operating performance in any particular period, but are for its long-term benefit over multiple periods. Blackbaud believes these non-GAAP financial measures reflect its ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in its business.
While Blackbaud believes these non-GAAP measures provide useful supplemental information, non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliations of these non-GAAP measures to their most directly comparable GAAP financial measures.
As previously disclosed, beginning in 2024, we apply a non-GAAP effective tax rate of 24.5% when calculating non-GAAP net income and non-GAAP diluted earnings per share. The non-GAAP tax rate utilized in future periods will be reviewed annually to determine whether it remains appropriate in consideration of our financial results including our periodic effective tax rate calculated in accordance with GAAP, our operating environment and related tax legislation in effect and other factors deemed necessary. All 2023 measures of non-GAAP net income and non-GAAP diluted earnings per share included in this news release are calculated under Blackbaud's historical non-GAAP effective tax rate of 20.0%.

PRESS RELEASE
Non-GAAP free cash flow is defined as operating cash flow less capital expenditures, including costs required to be capitalized for software and content development, and capital expenditures for property and equipment. In addition, and in order to provide a meaningful basis for comparison, Blackbaud also uses non-GAAP adjusted free cash flow in analyzing its operating performance. Non-GAAP adjusted free cash flow is defined as operating cash flow less capital expenditures, including costs required to be capitalized for software and content development, and capital expenditures for property and equipment, plus cash outflows related to the Security Incident. Blackbaud believes non-GAAP free cash flow and non-GAAP adjusted free cash flow provide useful measures of the company's operating performance. Non-GAAP free cash flow and Non-GAAP adjusted free cash flow are not intended to represent and should not be viewed as the amount of residual cash flow available for discretionary expenditures.
In addition, Blackbaud uses non-GAAP organic revenue growth, non-GAAP organic revenue growth on a constant currency basis, non-GAAP organic recurring revenue growth and non-GAAP organic recurring revenue growth on a constant currency basis, in analyzing its operating performance. Blackbaud believes that these non-GAAP measures are useful to investors, as a supplement to GAAP measures, for evaluating the periodic growth of its business on a consistent basis. Each of these measures excludes incremental acquisition-related revenue attributable to companies, if any, acquired in the current fiscal year. For companies acquired in the immediately preceding fiscal year, each of these measures reflects presentation of full-year incremental non-GAAP revenue derived from such companies as if they were combined throughout the prior period. In addition, each of these measures excludes prior period revenue associated with divested businesses. The exclusion of the prior period revenue is to present the results of the divested businesses within the results of the combined company for the same period of time in both the prior and current periods. Blackbaud believes this presentation provides a more comparable representation of its current business’ organic revenue growth and revenue run-rate.
Rule of 40 is defined as non-GAAP organic revenue growth plus non-GAAP adjusted EBITDA margin. Non-GAAP adjusted EBITDA is defined as GAAP net income plus interest, net; income tax provision (benefit); depreciation; amortization of intangible assets from business combinations; amortization of software and content development costs; stock-based compensation; employee severance; acquisition and disposition-related costs; Security Incident-related costs; and impairment and disposition charges.

Blackbaud, Inc.
Consolidated Balance Sheets
(Unaudited)

(dollars in thousands, except per share amounts)	December 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$67,628	$31,251
Restricted cash	741,884	697,006
Accounts receivable, net of allowance of $5,228 and $6,907 at December 31, 2024 and December 31, 2023, respectively	83,539	101,862
Customer funds receivable	1,970	353
Prepaid expenses and other current assets	81,287	99,285
Total current assets	976,308	929,757
Property and equipment, net	91,926	98,689
Operating lease right-of-use assets	26,554	36,927
Software and content development costs, net	148,319	160,194
Goodwill	1,052,506	1,053,738
Intangible assets, net	132,881	581,937
Other assets	67,221	51,037
Total assets	$2,495,715	$2,912,279
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$50,810	$25,184
Accrued expenses and other current liabilities	75,543	64,322
Due to customers	742,340	695,842
Debt, current portion	23,875	19,259
Deferred revenue, current portion	359,529	392,530
Total current liabilities	1,252,097	1,197,137
Debt, net of current portion	1,051,110	760,405
Deferred tax liability	9,518	93,292
Deferred revenue, net of current portion	2,015	2,397
Operating lease liabilities, net of current portion	34,186	40,085
Other liabilities	4,796	10,258
Total liabilities	2,353,722	2,103,574
Commitments and contingencies
Stockholders’ equity:
Preferred stock; 20,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value; 180,000,000 shares authorized, 70,943,373 and 69,188,304 shares issued at December 31, 2024 and December 31, 2023, respectively; 49,245,588 and 53,625,440 shares outstanding at December 31, 2024 and December 31, 2023, respectively	71	69
Additional paid-in capital	1,291,442	1,203,012
Treasury stock, at cost; 21,697,785 and 15,562,864 shares at December 31, 2024 and December 31, 2023, respectively	(1,060,348)	(591,557)
Accumulated other comprehensive loss	(4,869)	(1,688)
(Accumulated deficit) retained earnings	(84,303)	198,869
Total stockholders’ equity	141,993	808,705
Total liabilities and stockholders’ equity	$2,495,715	$2,912,279

Blackbaud, Inc.
Consolidated Statements of Comprehensive Loss
(Unaudited)

(dollars in thousands, except per share amounts)	Three months ended December 31,		Years ended December 31,
	2024	2023	2024	2023
Revenue
Recurring	$296,202	$287,381	$1,129,114	$1,071,520
One-time services and other	6,030	7,630	26,381	33,912
Total revenue	302,232	295,011	1,155,495	1,105,432
Cost of revenue
Cost of recurring	132,944	127,897	494,588	470,455
Cost of one-time services and other	4,925	7,938	21,704	31,733
Total cost of revenue	137,869	135,835	516,292	502,188
Gross profit	164,363	159,176	639,203	603,244
Operating expenses
Sales, marketing and customer success	50,099	52,120	197,499	212,158
Research and development	39,348	38,602	160,586	153,304
General and administrative	35,881	35,356	142,723	189,938
Amortization	817	784	3,541	3,139
EVERFI disposition	405,360	—	405,360	—
Total operating expenses	531,505	126,862	909,709	558,539
(Loss) income from operations	(367,142)	32,314	(270,506)	44,705
Interest expense	(15,503)	(8,473)	(55,634)	(39,922)
Other income, net	4,895	2,414	14,549	12,861
(Loss) income before (benefit) provision for income taxes	(377,750)	26,255	(311,591)	17,644
Income tax (benefit) provision	(46,986)	20,856	(28,419)	15,824
Net (loss) income	$(330,764)	$5,399	$(283,172)	$1,820
(Loss) earnings per share
Basic	$(6.74)	$0.10	$(5.60)	$0.03
Diluted	$(6.74)	$0.10	$(5.60)	$0.03
Common shares and equivalents outstanding
Basic weighted average shares	49,051,396	52,697,294	50,560,538	52,546,406
Diluted weighted average shares	49,051,396	54,439,689	50,560,538	53,721,342
Other comprehensive income (loss)
Foreign currency translation adjustment	$(8,439)	$4,630	$(2,822)	$5,049
Unrealized gain (loss) on derivative instruments, net of tax	10,457	(14,459)	(359)	(15,675)
Total other comprehensive income (loss)	2,018	(9,829)	(3,181)	(10,626)
Comprehensive loss	$(328,746)	$(4,430)	$(286,353)	$(8,806)

Blackbaud, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Years ended December 31,
(dollars in thousands)	2024	2023
Cash flows from operating activities
Net (loss) income	$(283,172)	$1,820
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	121,665	109,487
Provision for credit losses and sales returns	4,932	4,500
Stock-based compensation expense	104,968	127,762
Deferred taxes	(85,011)	(24,368)
Amortization of deferred financing costs and discount	2,538	1,775
Loss on disposition of businesses	16,847	—
EVERFI impairment charges	390,204	—
Other non-cash adjustments	2,462	5,023
Changes in operating assets and liabilities, net of acquisition and disposal of businesses:
Accounts receivable	4,729	(3,237)
Prepaid expenses and other assets	3,339	16,851
Trade accounts payable	28,336	(18,576)
Accrued expenses and other liabilities	(13,328)	(30,275)
Deferred revenue	(2,541)	8,872
Net cash provided by operating activities	295,968	199,634
Cash flows from investing activities
Purchase of property and equipment	(7,443)	(4,685)
Capitalized software and content development costs	(59,757)	(59,443)
Purchase of net assets of acquired companies, net of cash and restricted cash acquired	—	(13)
Cash (used) received in disposition of business	(1,179)	—
Other investing activities	(5,029)	(250)
Net cash used in investing activities	(73,408)	(64,391)
Cash flows from financing activities
Proceeds from issuance of debt	1,441,400	293,200
Payments on debt	(1,144,709)	(374,595)
Debt issuance costs	(6,458)	—
Employee taxes paid for withheld shares upon equity award settlement	(56,828)	(35,867)
Change in due to customers	46,957	(6,812)
Change in customer funds receivable	(1,679)	(60)
Purchase of treasury stock	(418,034)	(18,831)
Net cash used in financing activities	(139,351)	(142,965)
Effect of exchange rate on cash, cash equivalents and restricted cash	(1,954)	2,048
Net increase (decrease) in cash, cash equivalents and restricted cash	81,255	(5,674)
Cash, cash equivalents and restricted cash, beginning of year	728,257	733,931
Cash, cash equivalents and restricted cash, end of year	$809,512	$728,257
The following table provides a reconciliation of cash and cash equivalents and restricted cash reported within the consolidated balance sheets that sum to the total of the same such amounts shown above in the consolidated statements of cash flows:

(dollars in thousands)	December 31, 2024	December 31, 2023
Cash and cash equivalents	$67,628	$31,251
Restricted cash	741,884	697,006
Total cash, cash equivalents and restricted cash in the statement of cash flows	$809,512	$728,257

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

(dollars in thousands, except per share amounts)	Three months ended December 31,		Years ended December 31,
	2024	2023	2024	2023
GAAP Revenue	$302,232	$295,011	$1,155,495	$1,105,432

GAAP gross profit	$164,363	$159,176	$639,203	$603,244
GAAP gross margin	54.4%	54.0%	55.3%	54.6%
Non-GAAP adjustments:
Add: Stock-based compensation expense	4,026	4,416	14,092	16,658
Add: Amortization of intangibles from business combinations	12,988	13,099	56,957	52,463
Add: Employee severance	—	—	—	797
Subtotal	17,014	17,515	71,049	69,918
Non-GAAP gross profit	$181,377	$176,691	$710,252	$673,162
Non-GAAP gross margin	60.0%	59.9%	61.5%	60.9%

GAAP (loss) income from operations	$(367,142)	$32,314	$(270,506)	$44,705
GAAP operating margin	(121.5)%	11.0%	(23.4)%	4.0%
Non-GAAP adjustments:
Add: Stock-based compensation expense	28,538	32,094	104,968	127,762
Add: Amortization of intangibles from business combinations	13,805	13,883	60,498	55,602
Add: Employee severance	—	55	—	5,149
Add: Acquisition and disposition-related costs(1)	1,201	657	6,100	7,456
Add: Security Incident-related costs(2)	918	4,780	13,700	53,426
Add: EVERFI impairment and disposition charges	405,360	—	405,360	—
Subtotal	449,822	51,469	590,626	249,395
Non-GAAP income from operations	$82,680	$83,783	$320,120	$294,100
Non-GAAP operating margin	27.4%	28.4%	27.7%	26.6%

GAAP (loss) income before (benefit) provision for income taxes	$(377,750)	$26,255	$(311,591)	$17,644
GAAP net (loss) income	$(330,764)	$5,399	$(283,172)	$1,820

Shares used in computing GAAP diluted (loss) earnings per share	49,051,396	54,439,689	50,560,538	53,721,342
GAAP diluted (loss) earnings per share	$(6.74)	$0.10	$(5.60)	$0.03

Non-GAAP adjustments:
Add: GAAP income tax (benefit) provision	(46,986)	20,856	(28,419)	15,824
Add: Total non-GAAP adjustments affecting income from operations	449,822	51,469	590,626	249,395
Non-GAAP income before provision for income taxes	72,072	77,724	279,035	267,039
Assumed non-GAAP income tax provision(3)	17,658	15,545	68,364	53,408
Non-GAAP net income	$54,414	$62,179	$210,671	$213,631

Shares used in computing non-GAAP diluted earnings per share	50,591,254	54,439,689	51,750,308	53,721,342
Non-GAAP diluted earnings per share	$1.08	$1.14	$4.07	$3.98

(1)Includes noncash impairment charges incurred during the twelve months ended December 31, 2024 and 2023 related to the subleases of our Washington, DC office location, the lease of which was acquired during the EVERFI acquisition.
(2)Includes Security Incident-related costs incurred during the three and twelve months ended December 31, 2024 of $0.9 million and $13.7 million, respectively, which included approximately $6.8 million in recorded liabilities for loss contingencies, and during the three and twelve months ended December 31, 2023 of $4.8 million and $53.4 million, respectively, which included approximately $1.0 million and $31.0 million, respectively, in recorded liabilities for loss contingencies. Recorded expenses consisted primarily of payments to third-party service providers and consultants, including legal fees, as well as settlements of customer claims, negotiated settlements and accruals for certain loss contingencies. Not included in this adjustment were costs associated with enhancements to our cybersecurity program. For the year ended December 31, 2025, we currently expect pre-tax expenses of approximately $2 million to $3 million and cash outlays of approximately $3 million to $4 million for ongoing legal fees related to the Security Incident. In line with our policy, legal fees are expensed as incurred. As of December 31, 2024, we have recorded approximately $0.7 million in aggregate liabilities for loss contingencies based primarily on recent negotiations with certain customers related to the Security Incident that we believe we can reasonably estimate. It is reasonably possible that our estimated or actual losses may change in the near term for those matters and be materially in excess of the amounts accrued, but we are unable at this time to reasonably estimate the possible additional loss. There are other Security Incident-related matters for which we have not recorded a liability for a loss contingency as of December 31, 2024 because we are unable at this time to reasonably estimate the possible loss or range of loss. Each of these matters could, separately or in the aggregate, result in an adverse judgment, settlement, fine, penalty or other resolution, the amount, scope and timing of which we are currently unable to predict, but could have a material adverse impact on our results of operations, cash flows or financial condition.
(3)Beginning in 2024, we now apply a non-GAAP effective tax rate of 24.5% when calculating non-GAAP net income and non-GAAP diluted earnings per share. For the twelve months ended December 31, 2023, the tax impact related to non-GAAP adjustments is calculated under our historical non-GAAP effective tax rate of 20.0%.

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures (continued)
(Unaudited)

(dollars in thousands)	Three months ended December 31,		Years ended December 31,
	2024	2023	2024	2023
GAAP revenue(1)	$302,232	$295,011	$1,155,495	$1,105,432
GAAP revenue growth	2.4%		4.5%
Less: Non-GAAP revenue from divested businesses(2)	—	(2,213)	—	(7,402)
Non-GAAP organic revenue(2)	$302,232	$292,798	$1,155,495	$1,098,030
Non-GAAP organic revenue growth	3.2%		5.2%

Non-GAAP organic revenue(3)	$302,232	$292,798	$1,155,495	$1,098,030
Foreign currency impact on non-GAAP organic revenue(4)	(857)	—	(2,987)	—
Non-GAAP organic revenue on constant currency basis(4)	$301,375	$292,798	$1,152,508	$1,098,030
Non-GAAP organic revenue growth on constant currency basis	2.9%		5.0%

GAAP recurring revenue	$296,202	$287,381	$1,129,114	$1,071,520
GAAP recurring revenue growth	3.1%		5.4%
Less: Non-GAAP recurring revenue from divested businesses(2)	—	—	—	—
Non-GAAP organic recurring revenue(3)	$296,202	$287,381	$1,129,114	$1,071,520
Non-GAAP organic recurring revenue growth	3.1%		5.4%

Non-GAAP organic recurring revenue(2)	$296,202	$287,381	$1,129,114	$1,071,520
Foreign currency impact on non-GAAP organic recurring revenue(4)	(843)	—	(2,913)	—
Non-GAAP organic recurring revenue on constant currency basis(4)	$295,359	$287,381	$1,126,201	$1,071,520
Non-GAAP organic recurring revenue growth on constant currency basis	2.8%		5.1%
(1)Includes EVERFI revenue of $18.7 million and $26.4 million for the three months ended December 31, 2024 and 2023, respectively, and $85.5 million and $106.9 million for the year ended December 31, 2024 and 2023, respectively.
(2)Non-GAAP revenue from divested businesses excludes revenue associated with divested businesses in the prior period. The exclusion of the prior period revenue is to present the results of the divested business with the results of the combined company for the same period of time in both the prior and current periods.
(3)Non-GAAP organic revenue and non-GAAP organic recurring revenue for the prior year periods presented herein may not agree to non-GAAP organic revenue and non-GAAP organic recurring revenue presented in the respective prior period quarterly financial information solely due to the manner in which non-GAAP organic revenue growth and non-GAAP organic recurring revenue growth are calculated.
(4)To determine non-GAAP organic revenue growth and non-GAAP organic recurring revenue growth on a constant currency basis, revenues from entities reporting in foreign currencies were translated to U.S. Dollars using the comparable prior period's quarterly weighted average foreign currency exchange rates. The primary foreign currencies creating the impact are the Australian Dollar, British Pound, Canadian Dollar and Euro.

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures (continued)
(Unaudited)

(dollars in thousands)	Three months ended December 31,		Years ended December 31,
	2024	2023	2024	2023
GAAP net (loss) income	$(330,764)	$5,399	$(283,172)	$1,820
Non-GAAP adjustments:
Add: Interest, net	13,638	6,208	45,788	31,101
Add: GAAP income tax (benefit) provision	(46,986)	20,856	(28,419)	15,824
Add: Depreciation	3,207	3,142	12,828	13,043
Add: Amortization of intangibles from business combinations	13,805	13,883	60,498	55,602
Add: Amortization of software and content development costs(1)	13,325	12,183	51,240	45,296
Subtotal	(3,011)	56,272	141,935	160,866
Non-GAAP EBITDA	$(333,775)	$61,671	$(141,237)	$162,686
Non-GAAP EBITDA margin(2)	(110.4)%		(12.2)%

Non-GAAP adjustments:
Add: Stock-based compensation expense	$28,538	$32,094	$104,968	$127,762
Add: Employee severance	—	55	—	5,149
Add: Acquisition and disposition-related costs(3)	1,201	657	6,100	7,456
Add: Security Incident-related costs(3)	918	4,780	13,700	53,426
Add: EVERFI impairment and disposition charges	405,360	—	405,360	—
Subtotal	436,017	37,586	530,128	193,793
Non-GAAP adjusted EBITDA	$102,242	$99,257	$388,891	$356,479
Non-GAAP adjusted EBITDA margin(4)	33.8%		33.7%

Rule of 40(5)	37.0%		38.9%

Non-GAAP adjusted EBITDA	$102,242	$99,257	$388,891	$356,479
Foreign currency impact on Non-GAAP adjusted EBITDA(6)	(559)	(716)	(1,618)	(7)
Non-GAAP adjusted EBITDA on constant currency basis(6)	$101,683	$98,541	$387,273	$356,472
Non-GAAP adjusted EBITDA margin on constant currency basis	33.7%		33.6%

Rule of 40 on constant currency basis(7)	36.6%		38.6%
(1)Includes amortization expense related to software and content development costs, and amortization expense from capitalized cloud computing implementation costs.
(2)Measured by GAAP revenue divided by non-GAAP EBITDA.
(3)See additional details in the reconciliation of GAAP to Non-GAAP operating income above.
(4)Measured by non-GAAP organic revenue divided by non-GAAP adjusted EBITDA.
(5)Measured by non-GAAP organic revenue growth plus non-GAAP adjusted EBITDA margin. See Non-GAAP organic revenue growth table above.
(6)To determine non-GAAP adjusted EBITDA on a constant currency basis, non-GAAP adjusted EBITDA from entities reporting in foreign currencies were translated to U.S. Dollars using the comparable prior period's quarterly weighted average foreign currency exchange rates. The primary foreign currencies creating the impact are the Australian Dollar, British Pound, Canadian Dollar and Euro.
(7)Measured by non-GAAP organic revenue growth on constant currency basis plus non-GAAP adjusted EBITDA margin on constant currency basis.

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures (continued)
(Unaudited)

(dollars in thousands)	Years ended December 31,
	2024	2023
GAAP net cash provided by operating activities	$295,968	$199,634
GAAP operating cash flow margin	25.6%	18.1%
Non-GAAP adjustments:
Less: purchase of property and equipment	(7,443)	(4,685)
Less: capitalized software and content development costs	(59,757)	(59,443)
Non-GAAP free cash flow	$228,768	$135,506
Non-GAAP free cash flow margin	19.8%	12.3%
Non-GAAP adjustments:
Add: Security Incident-related cash flows	15,925	78,010
Non-GAAP adjusted free cash flow	$244,693	$213,516
Non-GAAP adjusted free cash flow margin	21.2%	19.3%